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Exhibit 10.12

                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE (this "First Amendment") is made as of April 16, 1999, by and between APA PROPERTIES NO 1, L. P., a Delaware limited partnership ("Landlord"), and SYTEL, INC., a Maryland corporation ("Tenant").

                                   WITNESSETH:

     WHEREAS, pursuant to that certain Office Lease Agreement dated as of February 18, 1999 (the "Lease"), Landlord is leasing to Tenant an agreed upon ten thousand nine hundred eighty-one (10,981) square feet of rentable area (the "Initial Premises") on the second (2nd) floor of the office building (the "Building") located at 13921 Park Center Road, Herndon, Virginia 20171, as more particularly described in the Lease; and

     WHEREAS, the term of the Lease (the "Lease Term") currently is scheduled to expire on May 31, 2006; and

     WHEREAS, Landlord and Tenant desire to extend the Lease Term for one (1) additional period of three (3) months (the "Extension Period") commencing on June 1, 2006 (the "Extension Period Commencement Date"), and expiring on August 31, 2006 (the "Revised Expiration Date"); and

     WHEREAS, Landlord and Tenant desire to amend the Lease as set forth herein to add certain additional space to the Premises.

     NOW, THEREFORE, Landlord and Tenant do hereby agree as follows:

     1. Extension of Lease Term.

          (a) Lease Term. Notwithstanding anything in the Lease to the contrary, the Lease Term is extended for the Extension Period in accordance with the terms and conditions set forth in this First Amendment. Unless otherwise terminated sooner in accordance with the terms of the Lease (as amended hereby), the Lease Term shall expire on the Revised Expiration Date. Tenant acknowledges that the Lease (as amended hereby) contains no right or option to terminate the Lease Term prior to the Revised Expiration Date.

          (b) Rent and Additional Rent. Notwithstanding anything in the Lease to the contrary, the Base Rent for the Initial Premises during the Extension Period shall equal Seventy-Nine Thousand Three Hundred Forty-Three and 22/100 Dollars $79,343.22), payable in three (3) equal monthly installments of Twenty-Six Thousand Four Hundred Forty-Seven and 74/100 Dollars ($26,447.74) on the first day of each calendar month during the Extension Period. Except as specifically set forth in this First Amendment, Tenant shall continue to pay during the Extension Period any other amounts required to be paid pursuant to the terms of the Lease (including, but not limited to, Operating Charges and Real Estate Taxes) as set forth in the Lease. No abatement or concession whatsoever shall apply during the Extension Period. Tenant is and shall remain liable for any and all sums due and payable under the Lease through the Revised Expiration Date.

          (c) Condition. Tenant shall accept and continue to occupy the Initial Premises in their "as is" condition as of the Extension Period Commencement Date. Landlord shall have no obligation whatsoever to make any modifications in or to any part of the Premises or the Building.

     2. Addition of Supplemental Space to Premises.

          (a) Addition of Supplemental Space. Landlord and Tenant hereby agree to add to the Initial Premises an agreed upon fourteen thousand five hundred ninety-six (14,596) square feet of rentable

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area on the second (2nd) floor of the Building (the "Supplemental Space").
Commencing upon the Supplemental Space Commencement Date (as hereinafter defined), for purposes of the Lease and this First Amendment, the Initial Premises and the Supplemental Space shall be collectively referred to as the Premises and shall therefore consist of an agreed twenty-five thousand five hundred seventy-seven (25,577) square feet of contiguous rentable area on the second (2nd) floor of the Building. The Supplemental Space is depicted on the diagram attached hereto as Exhibit A. Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the Supplemental Space upon the terms and conditions of this First Amendment. On the Supplemental Space Commencement Date (as defined in Paragraph 2(b) below), the Supplemental Space shall become part of the Premises and, except as otherwise provided below, be subject to all the terms and conditions of the Lease (as amended hereby) for the remainder of the Lease Term (as extended hereby).

          (b) Supplemental Space Commencement Date. The Lease Term with respect to the Supplemental Space shall commence on September 1, 1999 (the "Supplemental Space Commencement Date"), and shall expire concurrently with the expiration or earlier termination of the Lease Term for the remainder of the Premises.

          (c) Supplemental Space Base Rent. Notwithstanding anything contained in the Lease to the contrary, (i) during the period commencing on the:
Supplemental Space Commencement Date and expiring on August 31, 2000, Tenant shall pay to Landlord, without setoff, deduction or demand, annual Base Rent in an amount equal to Three Hundred Forty-Three Thousand Six and 00/100 Dollars ($343,006.00) (which amount is based on Twenty-Three and 50/100 Dollars ($23.50) per rentable square foot of the Supplemental Space) (the "Supplemental Space Base Rent"), and (ii) on September 1, 2000, and each September 1 thereafter during the Lease Term, the Supplemental Space Base Rent payable by Tenant shall be subject to adjustment as provided in Section 4.1 of the Lease.

     Notwithstanding anything to the contrary set forth in the Lease, no abatement, allowance or other concession shall apply with respect to Supplemental Space except for the Supplemental Space Allowance described hereunder. Tenant shall pay the Supplemental Space Base Rent in equal monthly installments, along with the Base Rent for the remainder of the Premises, in accordance with Article IV of the Lease. Except as otherwise provided herein, the Supplemental Space Base Rent shall be added to and be deemed to be part of the Base Rent for all purposes of the Lease.

          (d) Operating Expenses and Real Estate Taxes. As of the Supplemental Space Commencement Date, Tenant's proportionate share of increases in Operating Charges and Real Estate Taxes (as defined in Article V of the Lease) shall be increased to reflect the addition to the Premises of the Supplemental Space. From and after the Supplemental Space Commencement Date, Tenant shall pay Tenant's proportionate share of increases in Operating Charges and Real Estate Taxes with respect to the Supplemental Space. Tenant's obligations pursuant to this Paragraph (d) shall be adjusted as follows to reflect the fact that the Supplemental Space Commencement Date may be a day other than the first day of a calendar year.

          (e) Improvements to Supplemental Space. The original improvements for the Supplemental Space shall be accomplished in accordance with the Work Agreement (Exhibit B of the Lease), except that, with respect to the work to be performed in and to the Supplemental Space, Landlord shall provide Tenant an Allowance ("Supplemental Space Improvement Allowance") equal to the product of Twenty-Six and 50/100 Dollars (26.50) multiplied by the number of square feet of rentable area contained in the Supplemental Space. Landlord is under no obligation to make any Alterations to any part of the Supplemental Space, the Premises or the Building. In addition, notwithstanding anything to the contrary contained in the Lease, the construction of a multi-tenant corridor shall be deleted from Landlord's Work (as defined in Exhibit B, paragraph 2, of the Lease), and Landlord shall be relieved of the obligation to perform the same.

          (f) Security Deposit. Simultaneously with Tenant's execution of this First Amendment, Tenant shall deposit with Landlord, as an additional security deposit, an amount equal to Twenty-Eight Thousand Five Hundred Eighty-Three and 83/100 Dollars ($28,583.83). Upon receipt of such sum, the total Security Deposit deposited with Landlord pursuant to the Lease shall be Fifty

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Thousand Eighty-Eight and 29/100 Dollars ($50,088.29).

     3. Signs. Article X of the Lease, "Signs", shall be amended by adding the following paragraph 10.2:

          "10.2 Notwithstanding the foregoing, subject to the terms and conditions of this Section 10.2, so long as Sytel, Inc. is leasing and occupying a minimum of twenty-five percent (25%) of the Premises for its own account and provided no uncured Event of Default exists hereunder, then Tenant shall have the right, at Tenant's sole cost, to install one (1) monument-type sign approved by Landlord identifying Tenant in the location generally shown on Exhibit B attached hereto, provided (i) Tenant shall, at its sole cost, maintain such signage in a first-class condition; (ii) Tenant shall obtain all necessary permits and approvals and deliver the same to Landlord prior to commencing to install the signage, (iii) the size of the sign shall not exceed four feet (4') in height, three feet (3') in width, (iv) the sign shall be built of materials compatible with the Building's architecture, (v) the sign shall in all respects be subject to Landlord's prior written approval which approval may be granted or withheld in its sole and absolute discretion, (vi) Tenant shall, at its cost, arrange to have the electricity used by such sign sub-metered and pay Landlord directly for the cost thereof as additional rent, and (vii) at the end of the Lease Term (or at any earlier time that Tenant no longer has a right to such sign), Tenant shall, at its sole cost, remove such sign and repair any damage to the site caused by said removal to the condition that existed prior to the installation of such sign. All of Tenant's signs that are approved by Landlord shall be installed by Tenant at Tenant's cost and expense and shall be removed by Tenant at Tenant's sole cost and expense at the end of the Term (and Tenant shall repair any damage to the site or the Premises caused by such removal), or, at Landlord's sole option, Landlord may elect to perform such installation and/or removal at Tenant's sole cost and expense. Tenant's signage rights under this Section 10.2 are personal to Sytel, Inc. and shall not apply with respect to any assignee, subtenant or other transferee other than a successor corporation or a related corporation (each, as defined in Section 7.2):"

     4. Parking. Article XXIV of the Lease, "Parking", shall be amended so that Tenant shall be entitled to up to an additional two (2), (for a total of four
(4)) parking permits which shall be for reserved parking spaces in a location designated (or redesignated) by Landlord from time to time.

     5. Brokers. Landlord and Tenant each represent and warrant that it has not employed or dealt with any broker, agent or finder in connection with this First Amendment other than Brokers (as defined in the Lease). Each party shall indemnify and hold the other harmless from and against any claim for brokerage or other commissions arising from or out of any breach of the foregoing representation and warranty.

     6. Ratification. Except as otherwise provided herein, all of the terms and conditions of the Lease shall remain unchanged and continue in full force and effect.

     7. Interpretation. Except as otherwise defined herein, all terms and phrases used in this First Amendment that are defined in the Lease shall have the same meaning as set forth in the Lease. In the event of any conflict between the Lease and this First Amendment, the terms of this First Amendment shall control with respect to the Supplemental Space and the Lease Term.

     8. Effectiveness. This First Amendment shall not be effective and binding unless and until fully executed and delivered by Landlord and Tenant.

     9. Authority. Each of the persons executing this First Amendment on behalf of Landlord and Tenant hereby covenants and warrants to the other party that Landlord or Tenant, as the case may be, has full right and authority to enter into this First Amendment, and that the person signing on behalf of Landlord or Tenant, as the case may be, is authorized to do so.

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     10. Counterparts. This First Amendment may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one and the same First Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment under seal as of the day and year first above written.

WITNESS:                                LANDLORD
                                        APA PROPERTIES NO. 1, LP, a Delaware
                                        Limited partnership, by its Agent Pete
                                        Lawrence of Virginia Inc.


/s/ Pamela S. Duke                      By: /s/ James J. Shapiro
-------------------------------------       ------------------------------------
                                        Name: James J. Shapiro
                                        Title: President


WITNESS:                                TENANT
                                        SYTEL, INC., a Maryland corporation


/s/ Renee D. Williams                   By: /s/ Valerie J. Lyons
-------------------------------------       ------------------------------------
                                        Name: Valerie J. Lyons
                                        Title: President